UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2009

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 29, 2009, Accuray Incorporated (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended December 27, 2008.  A copy of the Company’s press release dated January 29, 2009, titled “Accuray Announces Results for Second Quarter of Fiscal 2009” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” (including the exhibit hereto) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 29, 2009, in an effort to contain its costs, the Company announced the elimination of approximately 60 positions, or approximately 13 percent of its U.S. workforce.  The majority of these employees were terminated as of January 28, 2009, but certain employees will continue employment with the Company for periods of up to four months to assist the Company in its transition.

The Company estimates the total restructuring-related charges to be approximately $1.7 million, of which approximately $1,665,000 will result in cash expenditures.  The restructuring-related charges include approximately $1,575,000 in employee severance pay expenses and approximately $40,000 in restricted stock unit acceleration charges.   The Company expects to record most of the restructuring charge in the third fiscal quarter of 2009, and the remainder in the fourth fiscal quarter of 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated January 29, 2009, titled “Accuray Announces Results for Second Quarter of Fiscal 2009.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: January 29, 2009	By:	/s/ Darren Milliken
Darren Milliken
Interim General Counsel

EXHIBIT INDEX

Number	Description
99.1	Press Release dated January 29, 2009, titled “Accuray Announces Results for Second Quarter of Fiscal 2009”